SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2003 (June 30, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

On June 30, 2003, Westar Industries, Inc., our wholly owned subsidiary, closed the previously announced divestiture of its interest in Protection One Europe to ABN Amro Capital France. The sale reduces our consolidated debt by approximately $114 million, comprised of cash proceeds, the buyer’s assumption of Protection One Europe debt consolidated on our balance sheet, and our ability to offset taxes otherwise payable out of the gain on the sale in February of our holdings in ONEOK, Inc. A copy of our related press release is attached to this report.

Item 7.    Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 – Press release dated June 30, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: June 30, 2003	By /S/ MARK A. RUELLE
Mark A. Ruelle, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated June 30, 2003